As filed with the Securities Exchange Commission on June 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADAPTHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	82-3677704
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, Pennsylvania	19462
(Address of Principal Executive Offices)	(Zip Code)

AdaptHealth Corp. 2019 Stock Incentive Plan

(Full title of the plan)

Christopher Joyce

General Counsel

AdaptHealth Corp.

220 West Germantown Pike, Suite 250

Plymouth Meeting, Pennsylvania 19462

(Name and address of agent for service)

(610) 630-6357

(Telephone number, including area code, of agent for service)

Copies to:

Michael Brandt

Danielle Scalzo

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, par value $0.0001 per share	3,959,892 (2)	$6.24 (3)	$24,719,658.18 (3)	$2,696.91 (4)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers an indeterminable number of additional shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of AdaptHealth Corp. (the “Company” or “Registrant”), as may hereafter be offered or issued under the AdaptHealth Corp. 2019 Stock Incentive Plan (the “Plan”) to prevent dilution resulting from any future stock splits, stock dividends or similar adjustments of the outstanding Class A Common Stock.

(2)	Represents 3,959,892 shares of Class A Common Stock issuable pursuant to the exercise of outstanding options of AeroCare Holdings, Inc. (“AeroCare”) assumed by the Registrant as “Substitute Awards” under the Plan and, subject to and as appropriately adjusted in accordance with NASDAQ Listing Rule 5635(c) and IM-5635-1, converted into options of the Registrant (the “Substitute Options”) in connection with the acquisition of AeroCare on February 1, 2021 pursuant to that certain Agreement and Plan of Merger, dated December 1, 2020, by and among the Company, AH Apollo Merger Sub Inc., AH Apollo Merger Sub II, Inc., AeroCare and Peloton Equity, LLC.

(3)	Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the weighted average exercise price of the Substitute Options.

(4)	The amount of registration fee is calculated only with respect to the additional shares of Class A Common Stock registered on this Registration Statement. The existing securities issuable under the Plan were registered, and the correlating registration fee paid, pursuant to the Registration Statement on Form S-8 (File No. 333-236012) filed by the Company on January 22, 2020.

EXPLANATORY NOTE

On February 1, 2021, AdaptHealth Corp. (the “Company” or “Registrant”) acquired AeroCare Holdings, Inc. (“AeroCare”) pursuant to the consummation of the transactions (collectively, the “Transaction”) contemplated under that certain Agreement and Plan of Merger, dated December 1, 2020, by and between the Company, AeroCare, AH Apollo Merger Sub Inc., AH Apollo Merger Sub II, Inc. and Peloton Equity, LLC (the “Merger Agreement”).

This Registration Statement on Form S-8 is filed by the Registrant to register 3,959,892 shares of the Registrant’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), issuable pursuant to the exercise of outstanding options of AeroCare assumed by the Registrant as “Substitute Awards” under the AdaptHealth Corp. 2019 Stock Incentive Plan (the “Plan”) and, subject to and as appropriately adjusted in accordance with NASDAQ Listing Rule 5635(c) and IM-5635-1, converted into options of the Registrant (the “Substitute Options”) in connection with the Merger on February 1, 2021.

Pursuant to the Registration Statement on Form S-8 (File No. 333-236012) filed by the Registrant on January 22, 2020 (the “Prior Registration Statement”), the Registrant previously registered an aggregate of 7,563,750 shares of Class A Common Stock under the Plan (as adjusted to reflect all stock splits and stock dividends to date). The additional shares of Class A Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statement. The contents of the Prior Registration Statement, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, are incorporated herein by reference in accordance with General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed with the Commission by the Company, are incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 16, 2021 (as amended by the Annual Report on Form 10-K/A, filed on April 30, 2021);

(b)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed on May 10, 2021;

(c)	the Company’s Current Reports on Form 8-K, filed on January 8, 2021, January 12, 2021, February 2, 2021, March 4, 2021, March 9, 2021, April 13, 2021, April 29, 2021 and April 30, 2021;

(d)	the description of the Company’s Class A Common Stock, which is contained in the Company’s registration statement on Form 8-A filed on February 15, 2018 (File No. 333-222376) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and including any subsequent amendment or any report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission; provided, however, that documents or portions thereof which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document is incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits and are incorporated herein by reference.

Exhibit No.	Description
5.1*	Opinion of Willkie Farr & Gallagher LLP.

23.1*	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	AdaptHealth Corp. 2019 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to the Form 8-K filed with the Commission on November 14, 2019).

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth Meeting, State of Pennsylvania, on the 4th day of June, 2021.

AdaptHealth Corp.

By:	/s/ Stephen P. Griggs
Stephen P. Griggs
Co-Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of AdaptHealth Corp., hereby severally constitute and appoint Stephen P. Griggs and Christopher Joyce, or any of them individually, our true and lawful attorneys-in-fact with full power of substitution, to sign for us and in our names in the capacities indicated below this Registration Statement and any and all pre-effective and post-effective amendments to this Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable this Registrant to comply with the provisions of the Securities Act, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

By:	/s/ Stephen P. Griggs	Co-Chief Executive Officer and Director	June 4, 2021
	Stephen P. Griggs	(Principal Executive Officer)

By:	/s/ Jason Clemens	Chief Financial Officer	June 4, 2021
	Jason Clemens	(Principal Financial Officer)

By:	/s/ Frank J. Mullen	Chief Accounting Officer	June 4, 2021
	Frank J. Mullen	(Principal Accounting Officer)

By:	/s/ Richard Barasch	Chairman of the Board	June 4, 2021
Richard Barasch

By:	/s/ Joshua Parnes	President and Director	June 4, 2021
Joshua Parnes

By:		Co-Chief Executive Officer and Director
Luke McGee

By:	/s/ Alan Quasha	Director	June 4, 2021
Alan Quasha

By:	/s/ Terence Connors	Director	June 4, 2021
Terence Connors

By:		Director
Dr. Susan Weaver

By:	/s/ Dale Wolf	Director	June 4, 2021
Dale Wolf

By:	/s/ Bradley Coppens	Director	June 4, 2021
Bradley Coppens

By:	/s/ David S. Williams III	Director	June 4, 2021
David S. Williams III

By:	/s/ Theodore S. Lundberg	Director	June 4, 2021
Theodore S. Lundberg